EXHIBIT 99.1

STRYKER CORPORATION
(Unaudited - In Millions)

SUPPLEMENTAL PRODUCT SALES INFORMATION
					Year Ended
	2010 Quarter Ended				December 31
	March 31	June 30	September 30	December 31	2010	2009

Reconstructive sales:
Hips	$ 288.4	$ 282.0	$ 272.8	$ 310.5	$ 1,153.7	$ 1,097.8
Knees	337.4	317.2	303.1	348.5	1,306.2	1,255.1
Trauma and Extremities	214.6	197.1	201.6	232.0	845.3	787.4
Total Reconstructive	894.4	852.8	833.4	968.3	3,549.0	3,383.5

MedSurg sales:
Surgical equipment and surgical navigation systems	251.6	265.8	273.4	294.2	1,085.0	1,020.0
Endoscopic and communications systems	234.0	239.2	241.5	270.0	984.7	920.3
Patient handling and emergency medical equipment	152.4	128.9	131.1	170.6	583.0	487.3
Total MedSurg	675.2	671.9	684.8	770.7	2,802.6	2,427.6

Neurotechnology and Spine sales:
Spine	157.4	157.2	165.9	168.1	648.6	632.1
Neurotechnology	72.1	76.3	83.5	88.0	319.9	279.9
Total Neurotechnology and Spine	229.5	233.5	249.4	256.1	968.5	912.0